ATTACHMENT A - FORM OF SERIES 99-1 PROMISSORY NOTE

      THIS PROMISSORY NOTE (THE "SECURITY") HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 506 PROMULGATED UNDER THE ACT, AND THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE STATE SECURITIES LAWS OF ANY RELEVANT JURISDICTION IN WHICH THIS SECURITY HAS BEEN OFFERED AND SOLD PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY WITHOUT PROVIDING THE COMPANY WITH AN OPINION OF COUNSEL TO THE EFFECT THAT A PROPOSED TRANSFER OR SALE OF THIS SECURITY (I) DOES NOT AFFECT THE ORIGINAL
ISSUANCE AND SALE OF SECURITIES IN COMPANY PURSUANT TO THE EXEMPTIONS FROM REGISTRATION PROVIDED BY RULE 506 UNDER THE ACT AND PURSUANT TO ANY APPLICABLE STATE EXEMPTION FROM REGISTRATION AND QUALIFICATION RELIED UPON BY THE COMPANY AND (II) IS IN COMPLIANCE WITH ALL APPLICABLE STATE OR FEDERAL SECURITIES LAWS.

                      Series 99-1 Promissory Note
                      Maturing December 31, 1999

$12,000.00                                          ______________________, 1999
                                                    San Diego, California


1.    Payment of Principal and Interest; Term.

           1.1  Payment  of  Principal  and  Interest.  For  good  and  valuable consideration, receipt of which is hereby acknowledged, SAN DIEGO SOCCER DEVELOPMENT CORPORATION, a California corporation (the "COMPANY"), whose address is 2123 Garnet Avenue, Suite B, San Diego, CA 92109, hereby agrees to pay to ______________________________________________ (the "LENDER"), whose address is
______________________________________________________________,   the   sum   of
__________________________________________________  Dollars  ($_______________),
with simple interest on the unpaid principal balance at the Maturity Date, at the rate of eight percent (8%) per annum from the date advanced.

           1.2 Term. The maturity date ("Maturity Date") of this promissory note ("Promissory Note") shall mean the date that the LENDER gives COMPANY a written demand for payment, which demand may be made by LENDER on December 31, 1999, or, at the election of the LENDER, any later date which is within 180 days following the effective date of a registration statement filed by the COMPANY with respect to any of the COMPANY's shares of common stock ("Common Shares")("Registration Statement").

      2.   Events of Default; Remedies.

2.1 Events of Default Defined; Acceleration of Maturity. If any of the events specified in this Paragraph 2.1 shall occur (herein individually referred to as an "Event of Default"), whatever the reason for such Event of Default and whether its shall be voluntary or involuntary or by operation of law or otherwise, unless expressly waived by LENDER, then upon the occurrence of any such Event of Default, LENDER may, so long as such condition exists, by written notice to the COMPANY, declare the unpaid principal amount of this Promissory Note to be, and the same shall forthwith become, due and payable, together with any unpaid interest accrued thereon.

                (i) Default in the payment of any sums when due and payable hereunder, or the performance of any other obligation hereunder, if such default is not cured by the COMPANY within thirty (30) days after the LENDER has given the COMPANY written notice of such default;

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                (ii)  The  institution  by  the  COMPANY  of  proceedings  to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the COMPANY, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the COMPANY in furtherance of any such action; or

                (iii)If, within sixty (60) days after the commencement of an action against the COMPANY (and service of process in connection therewith on the COMPANY) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the COMPANY or all orders or proceedings thereunder affecting the operations or the business of the COMPANY stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the COMPANY of any trustee, receiver or liquidator of the COMPANY or of all or any substantial part of the properties of the COMPANY, such appointment shall not have been vacated.

           2.2 Suits for Enforcement. If any Event of Default shall have occurred and be continuing, LENDER may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Promissory Note or in aid payment of all sums due hereunder or to enforce any other legal or equitable rights as the LENDER thereof. In the event of litigation to enforce or interpret any provision of this Promissory Note, a court of competent jurisdiction may aware either party reasonable attorneys fees and costs.

           2.3 Remedies Cumulative. No remedy herein conferred upon LENDER is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

           2.4 Remedies Not Waived. No course of dealing between the COMPANY and LENDER and no delay or failure in exercising any rights hereunder or under this Promissory Note shall operate as a waiver of any of LENDER's rights with respect thereto.

      3. Restrictions on Transferability. This Promissory Note shall not be transferable by LENDER except upon the conditions specified herein, which conditions are intended solely to insure compliance with the provisions of the Securities Act and applicable state law. Neither LENDER nor any other permitted holder of this Promissory Note shall transfer same unless same has been registered with the Commission under the Securities Act and appropriately qualified under applicable state law, or unless the proposed transferor shall have caused to have been delivered to the COMPANY, prior to such transfer, an opinion from counsel satisfactory to the COMPANY, in form and substance, to the effect that such transfer may be effected without such registration or qualification, which opinion may be waived by COMPANY in its sole discretion. Upon delivery to the COMPANY of such opinion, the transfer may be effected in the manner contemplated by such opinion.

      4. Conversion of Principal Amount into Common Shares.

           4.1 Conversion. Any Holder of this Note has the right, before the filing of an Initial Public Offering ("IPO") by the COMPANY, to convert this note  in to  Common  Shares  to be  registered  as  part  of  the  IPO.  In  the


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alternative,  any Holder of this Note shall have the right to convert  this Note into freely tradable Common Shares six months following the close of the IPO. The number of Common Shares into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $1.00/share.

           4.2 Notice of Conversion. Before the Holder shall be entitled to convert this Note into Common Shares, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 4.1, and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of Common Shares to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of such date.

           4.3 Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full Common Shares issuable upon such conversion.

           4.4 Mechanics and Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 4.1 above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of such Common Shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. In the event of any conversion of this Note pursuant to Section 4.1 above, such conversion shall be deemed to have been made immediately prior to the closing of the issuance and sale of such Common Shares and on and after such date the Holder of this Note entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record Holder of such shares. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

      5.        Conversion Price Adjustments.

           5.1 Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares


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(hereinafter  referred to as "Common Share Equivalents")  without payment of any consideration  by such  holder for the  additional  Common  Shares or the Common
Share  Equivalents   (including  the  additional  Common  Shares  issuable  upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of Common Shares issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

           5.2 Adjustments for Reverse Stock Splits. If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of Common Shares issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

           5.3       Notices of Record Date, etc.  In the event of:

                (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                     (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

                     (iii) Any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to the holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying:

                          (a) The date on which any such  record  is to be taken
for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                          (b)   The date on which any such
reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

           5.4 Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion of the Note such number of its Common Shares as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

           5.5 Registration. The Company shall determine to register any of its Common Shares, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)  promptly  give LENDER  written  notice  thereof;  and

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(ii) include in such registration (and any related  qualification under blue sky laws or other compliance), all the Common Shares specified in a written request made by LENDER and received by the Company within ten (10) days after the written notice from the company described in clause (1) above is delivered by the Company. Such written request may specify all or a part of the Common Shares issuable to LENDER upon conversion. All expenses incurred in connection with any registration, qualification or compliance shall be borne by the COMPANY.

      6.   Miscellaneous.

           6.1 Notes in Series. This Promissory Note is one of an issue of promissory notes of the COMPANY designated as "SERIES 99-1 PROMISSORY NOTES" limited to the maximum aggregate principal amount of Two Hundred Thousand
Dollars ($200,000), unless a higher amount is designated at the absolute discretion of the COMPANY. In the event that the COMPANY is unable to make full payment of principal and/or interest on all the Series 99-1 Promissory Notes when due, whether in the normal course or upon acceleration, the total amount paid at such time by the COMPANY in respect of all of such notes shall be applied ratably to the payment of the amounts then due and unpaid, without preference or priority of any kind, according to the amounts due and payable on each of such notes. By acceptance of this Promissory Note, LENDER hereby agrees and consents to such ratable application; however, any acceptance of a partial payment by LENDER shall not be considered a forgiveness of indebtedness or a waiver of timely payment.

           6.2 Unsecured Obligation. The obligation evidenced by this Promissory Note shall be unsecured.

           6.3 Place of Payment. The COMPANY shall pay all amounts which become due and payable hereunder to LENDER at its address set forth above, except as otherwise provided in Paragraph 5.4.

           6.4 Notices. All notices, opinions and other communications provided for in this Promissory Note shall be in writing and, together with any payments to be made hereunder, either personally delivered or mailed, first class postage prepaid, addressed:

                (i) If to the COMPANY, at its address set forth above, or at such other address as the COMPANY may hereafter designate by notice to LENDER, or

                (ii) If to LENDER, at its address set forth above, or at such other address as LENDER may hereafter designate by notice to the COMPANY. Any item to be given or delivered hereunder shall be deemed given or delivered ten
(10) days after the date it is mailed as herein provided, or upon the date personal delivery is made.

           6.5 Venue; Attorneys Fees and Costs. All issues relating to the legality, enforcement and interpretation of all provisions of Promissory Note and any other matters relative to the sale of the Securities shall be resolved in a court of competent jurisdiction in the Southern District of California. The court may award either party in such litigation reasonable attorneys fees and costs, in addition to any other appropriate relief.

           6.6 Amendments. This Promissory Note may be amended only with the mutual written consent of COMPANY and LENDER.

           6.7 Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Promissory Note.

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Executed at San Diego, California, as of the date first set forth above.

San Diego Soccer Development Corporation,

A California Corporation


By:   _______________________________________________
      Yan Skwara, President and CEO


By:   _______________________________________________
      Trisha Bollman, Secretary



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                         NOTICE OF CONVERSION

              (To Be Signed Only Upon Conversion of Note)


TO  SAN DIEGO SOCCER DEVELOPMENT CORPORATION

      The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion of $ _________________ unpaid principal at a conversion price of $1.00/share into ____________ shares of Common Stock of SAN DIEGO SOCCER DEVELOPMENT CORPORATION, and requests that the certificates for such shares be issued and delivered to:

                 ------------------------------------
                                 Name
                 ------------------------------------
                                Address
                 ------------------------------------
                                Address


Dated:   ___________________

                   (Signature must conform in all respects to name of holder as specified on the face of the Note)


                               ---------------------------------------------
                               Signature of Holder



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